Exhibit 99.1

FOR IMMEDIATE RELEASE
May 3, 2013

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $(0.56) NET LOSS PER SHARE AND
$24.25 NET BOOK VALUE PER SHARE

Bethesda, MD - May 3, 2013 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported a net loss for the quarter ended March 31, 2013 of $(26.6) million, or $(0.56) per share, and net book value of $24.25 per share.

FIRST QUARTER 2013 FINANCIAL HIGHLIGHTS

•	$(0.56) per share of net loss

◦	Resulting mainly from $(1.66) per share in net unrealized losses on agency securities, partially offset by $0.64 per share in net unrealized gains on non-agency securities

•	$0.62 per share of net spread income

◦
$0.79 per share including $0.17 per share of estimated net carry income (also known as "dollar roll income") associated with purchases of agency mortgage backed securities ("MBS") on a forward-settlement basis through the "to-be-announced" ("TBA") dollar roll market

◦	Includes approximately $0.04 per common share of "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

•	$0.80 per share of estimated taxable income

◦	Undistributed estimated taxable income of $0.45 per share as of March 31, 2013, down $(0.72) per share from $1.17 per share as of December 31, 2012

•	$24.25 per share net book value as of March 31, 2013

◦	Decreased $(1.49) per share, or (5.8)%, from $25.74 per share as of December 31, 2012

•	$0.90 per share dividend declared on March 7, 2013

•	(2.3)% economic loss on equity for the quarter, or (9.2)% annualized

◦	Comprised of a $(1.49) per share decrease in net book value, partially offset by a $0.90 per share dividend

ADDITIONAL FIRST QUARTER 2013 HIGHLIGHTS

•	$11.8 billion investment portfolio as of March 31, 2013

◦	$6,536 million agency securities

◦	$4,491 million net long TBA position

◦	$727 million non-agency securities

American Capital Mortgage Investment Corp.
May 3, 2013

•	4.3x leverage as of March 31, 2013

◦	7.4x including net long TBA position as of March 31, 2013

•	4.9x average leverage for the quarter

◦	5.6x including average TBA dollar roll position for the quarter

•	6.3% agency portfolio actual CPR for the quarter

◦	6.0% agency portfolio actual CPR for the month of March 2013

◦	8.3% average projected life CPR for agency securities as of March 31, 2013

•	2.01% annualized quarterly net interest rate spread

◦	2.27% including estimated TBA dollar roll income

◦	Includes 13 bps of “catch-up” premium amortization benefit due to change in projected CPR estimates

•	1.90% net interest rate spread as of March 31, 2013

◦	2.09% including estimated TBA dollar roll income

•	23.0 million shares of common stock issued during the quarter

◦	$25.40 per share average net proceeds

“Significant underperformance of generic and, especially, prepayment protected, fixed-rate agency MBS prices more than offset stronger valuations of our non-agency positions, leading to the decline in book value during the quarter,” Gary Kain, President and Chief Investment Officer commented. “Importantly, our agency assets continue to perform very well from a cash flow perspective, as prepayments remain muted, and the financing opportunities available in the dollar roll market have helped support our margins. Given these positives and the improvements we are seeing in the housing market, we continue to believe that we will be able to generate attractive returns.”

“Notwithstanding the market volatility, we were pleased to be able to grow the company through an accretive equity offering which allowed us to take advantage of market opportunities, expand our platform and improve operating efficiencies," said John Erickson, Executive Vice President and Chief Financial Officer. “We are enthusiastic about how the mortgage market is evolving in the near-term and long-term and believe our added scale will better position us to execute on the opportunities ahead.”

NET BOOK VALUE

As of March 31, 2013, the Company's net book value per share was $24.25, or $(1.49) per share lower than the net book value per share of $25.74 as of December 31, 2012. This decrease in net book value was largely due to lower pricing on the Company's MBS portfolio due to lower "pay-ups" (or price premiums) on specified pools with favorable prepayment attributes, partially offset by improved pricing on non-agency securities.

INVESTMENT PORTFOLIO

As of March 31, 2013, the Company's $11.8 billion investment portfolio was comprised of $6.5 billion in fixed-rate agency securities, a $4.5 billion net long TBA position and $727.4 million in non-agency securities.

As of March 31, 2013, the Company's agency securities portfolio was comprised of 27% 15-year fixed-rate agency securities, 1% 20-year fixed-rate agency securities, and 72% 30-year fixed-rate agency securities. As of March 31, 2013, 83% of the Company's agency securities were backed by lower loan balance mortgages or loans originated under the U.S. Government sponsored Home Affordable Refinance Program ("HARP"), both of which have favorable prepayment attributes and, therefore, a lower risk of prepayment relative to generic agency securities. The Company defines lower loan balance securities as pools backed by original loan balances of up to $150,000 and HARP securities as pools backed by 100% refinance loans with original

American Capital Mortgage Investment Corp.
May 3, 2013

loan-to-values of 80%. The remainder of the Company's agency securities were primarily comprised of low coupon, new issuance fixed-rate agency securities.

The Company accounts for its TBA investments as derivative instruments and recognizes TBA dollar roll income in realized and unrealized gain (loss) on other derivatives and securities, net on the Company's statements of operations. As of March 31, 2013, the Company had a $4.3 billion net long TBA notional position, with a cost basis and fair value of $4.5 billion.

TBA dollar roll transactions are a form of off-balance sheet financing of agency MBS. The price differential between agency MBS purchased for a forward settlement date through a TBA dollar roll transaction and the price of agency MBS for settlement in the current month is referred to as the “price drop.” The price drop is the economic equivalent of the net interest carry (interest income less implied financing cost), also referred to as dollar roll income, on the agency MBS earned during the roll period. Given the attractive terms available in the dollar roll market, the Company maintained an average TBA dollar roll position of $746.8 million (cost basis) during the quarter.

As of March 31, 2013, the Company's non-agency portfolio was comprised of 59% Alt-A, 16% prime, 10% option ARM and 15% subprime.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the first quarter of 2013 was 6.3%, compared to 6.5% during the fourth quarter of 2012. The CPR published in April 2013 for the Company's agency portfolio held as of March 31, 2013 was 6.0%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of March 31, 2013 was 8.3%.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $8.9 million, or $0.19 per share. The change in the Company's weighted average projected CPR estimate resulted in recognition of approximately $2 million, or $0.04 per common share, of "catch-up" premium amortization benefit during the quarter.

The weighted average cost basis of the Company's agency portfolio was 105.9% and the unamortized agency net premium was $359.6 million as of March 31, 2013. As such, before considering any impact of hedging, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 60% of par as of March 31, 2013. Discount accretion on the non-agency portfolio for the quarter was $7.1 million. The total net discount remaining was $417.8 million as of March 31, 2013 with $291.2 million designated as credit reserves.

American Capital Mortgage Investment Corp.
May 3, 2013

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average asset yield on its investment portfolio for the first quarter was 3.11%, compared to 3.08% for the fourth quarter. Excluding the impact of "catch-up" premium amortization benefit recognized during the first quarter due to changes in projected CPR estimates, the annualized weighted average yield on the Company's agency security portfolio was 2.98% for the first quarter. The Company's average asset yield reported as of March 31, 2013 was 3.00%, a 9 bps increase from 2.91% as of December 31, 2012.

The Company's average cost of funds (derived from the cost of repurchase agreements and interest rate swaps) increased 9 bps to 1.10% for the first quarter, from 1.01% for the fourth quarter. The Company's average cost of funds increased 7 bps to 1.10% as of March 31, 2013 from 1.03% as of December 31, 2012. The increase in the Company's average cost of funds was due to higher average swap costs associated with longer duration swaps put on during the quarter.

The Company's average net interest rate spread for the first quarter was 2.01%, a decrease of 6 bps from the fourth quarter of 2.07%. Including estimated TBA dollar roll income, the Company's average net interest rate spread for the first quarter was 2.27%. As of March 31, 2013, the Company's average net interest rate spread was 1.90%, compared to 1.88% as of December 31, 2012. Including estimated TBA dollar roll income, the Company's average net interest rate spread was 2.09% as of March 31, 2013.

LEVERAGE AND HEDGING ACTIVITIES

As of March 31, 2013, the Company had repurchase agreements outstanding of $6.1 billion, resulting in a leverage ratio of 4.3x, or 7.4x inclusive of off-balance sheet TBA financing. Average leverage during the quarter was 4.9x, or 5.6x inclusive of off-balance sheet TBA financing.

The $6.1 billion borrowed under repurchase agreements as of March 31, 2013 had original maturities consisting of:

•	$0.4 billion of one month or less;

•	$1.2 billion between one and two months;

•	$1.4 billion between two and three months;

•	$1.7 billion between three and six months; and

•	$1.4 billion greater than six months.

The Company increased the weighted average original maturity of its repurchase agreements to 108 days as of March 31, 2013, from 87 days as of December 31, 2012. As of March 31, 2013, the Company's repurchase agreements had an average 77 days remaining to maturity, an increase from 50 days as of December 31, 2012.

As of March 31, 2013, the Company had repurchase agreements with 29 financial institutions and less than 5% of the Company's equity at risk was with any one counterparty, with the top five counterparties representing less than 17% of the Company's equity at risk.

The Company's interest rate swap positions as of March 31, 2013 totaled $5.0 billion in notional amount (including $1.7 billion of forward starting swaps commencing between April and September 2013) at a weighted average fixed pay rate of 1.54%, a weighted average receive rate of 0.30% and a weighted average

American Capital Mortgage Investment Corp.
May 3, 2013

maturity of 6.5 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company also utilizes interest rate swaptions to mitigate the Company's exposure to changes in interest rates. As of March 31, 2013, the Company held payer swaption contracts with a total notional amount of $2.0 billion and a weighted average expiration of 1.6 years. These swaptions have an underlying weighted average interest rate swap term of 8.0 years, with a weighted average pay rate of 2.77%.
In addition to interest rate swaps and swaptions, the Company held net short positions in U.S. Treasury securities with a face amount of $1.6 billion.
As of March 31, 2013, 82% of the Company's combined repurchase agreement and net long TBA balance was hedged through interest rate swaps, interest rate swaptions and net short positions in U.S. Treasury securities.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the first quarter, the Company recorded $(63.7) million in other gains (losses), net, or $(1.34) per share. Other gains (losses), net, for the quarter are comprised of:

•	$8.7 million of net realized gain on agency securities;

•	$1.4 million of net realized gain on non-agency securities;

•	$(78.8) million of net unrealized loss on agency securities;

•	$30.5 million of net unrealized gain on non-agency securities;

•	$(7.7) million in realized loss on periodic settlements of interest rate swaps;

•	$(2.4) million of net realized loss on other derivatives and securities; and

•	$(15.3) million of net unrealized loss on other derivatives and securities.

Realized and unrealized gains and losses on other derivatives and securities during the first quarter include $(4.8) million related to interest rate swaps and swaptions, $(16.8) million related to short treasury securities, $8.0 million of TBA dollar roll income and $(4.1) million of net losses on TBA mortgage positions.

ESTIMATED TAXABLE INCOME

Taxable income for the quarter is estimated at $0.80 per share. The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with investment and derivative portfolios marked-to-market in current income for GAAP purposes but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

American Capital Mortgage Investment Corp.
May 3, 2013

FIRST QUARTER 2013 DIVIDEND DECLARATION
On March 7, 2013, the Board of Directors of the Company declared a first quarter dividend of $0.90 per share paid on April 26, 2013, to common stockholders of record as of March 20, 2013. Since the August 2011 initial public offering, the Company has declared and paid a total of $169.7 million in dividends, or $5.50 per share.

After adjusting for the first quarter equity offering and accrued dividend, the Company had approximately $26.6 million, or $0.45 per share, of undistributed estimated taxable income as of March 31, 2013.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
May 3, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$6,535,598	$6,367,042	$6,337,238	$5,778,210	$3,844,747
Non-agency securities, at fair value	727,351	681,403	552,787	337,645	128,941
Linked transactions, at fair value	—	—	—	—	16,241
Cash and cash equivalents	311,252	157,314	156,269	153,969	79,161
Restricted cash	32,158	28,493	15,756	20,437	21,187
Interest receivable	19,209	18,265	17,792	16,635	11,103
Derivative assets, at fair value	52,149	23,043	15,030	4,848	6,178
Receivable for securities sold	121,816	—	106,606	434,824	73,251
Receivable under reverse repurchase agreements	1,563,334	418,888	344,075	281,475	122,994
Other assets	480	1,692	746	557	486
Total assets	$9,363,347	$7,696,140	$7,546,299	$7,028,600	$4,304,289
Liabilities:
Repurchase agreements	$6,137,343	$6,245,791	$6,117,783	$5,399,160	$3,567,398
Payable for securities purchased	96,200	—	50,663	446,975	111,404
Derivative liabilities, at fair value	77,997	63,726	76,437	64,655	12,266
Dividend payable	53,075	32,368	32,636	32,636	9,011
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	1,558,429	421,077	347,367	280,956	121,889
Accounts payable and other accrued liabilities	10,476	7,616	7,073	3,394	2,874
Total liabilities	7,933,520	6,770,578	6,631,959	6,227,776	3,824,842
Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 58,972, 35,964, 36,262, 36,262 and 22,012 issued and outstanding, respectively	590	360	363	363	220
Additional paid-in capital	1,355,687	772,008	778,804	778,896	457,255
Retained earnings	73,550	153,194	135,173	21,565	21,972
Total stockholders' equity	1,429,827	925,562	914,340	800,824	479,447
Total liabilities and stockholders' equity	$9,363,347	$7,696,140	$7,546,299	$7,028,600	$4,304,289

Net book value per common share	$24.25	$25.74	$25.21	$22.08	$21.78

American Capital Mortgage Investment Corp.
May 3, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Interest income:
Agency securities	$40,183	$39,144	$37,311	$30,321	$15,306
Non-agency securities	11,293	10,511	6,949	4,298	1,271
Other	91	113	95	76	25
Interest expense	(8,036)	(8,288)	(7,329)	(4,786)	(1,664)
Net interest income	43,531	41,480	37,026	29,909	14,938

Other gains (losses), net:
Realized gain on agency securities, net	8,674	26,977	23,566	17,096	5,971
Realized gain on non-agency securities, net	1,419	828	952	—	—
Realized loss on periodic settlements of interest rate swaps, net	(7,734)	(6,747)	(6,855)	(3,815)	(1,041)
Realized gain (loss) on other derivatives and securities, net	(2,448)	(791)	(29,132)	(17,387)	562
Unrealized gain (loss) on agency securities, net	(78,840)	(41,538)	95,477	65,511	4,006
Unrealized gain (loss) on non-agency securities, net	30,478	29,804	33,118	(1,023)	2,411
Unrealized gain and net interest income on linked transactions, net	—	—	—	—	3,384
Unrealized gain (loss) on other derivatives and securities, net	(15,251)	5,631	(3,118)	(54,397)	(6,785)
Total other gains (losses), net	(63,702)	14,164	114,008	5,985	8,508

Expenses:
Management fees	4,444	3,005	2,945	2,606	1,082
General and administrative expenses	1,777	1,509	1,415	1,059	1,035
Total expenses	6,221	4,514	4,360	3,665	2,117

Income (loss) before excise tax	(26,392)	51,130	146,674	32,229	21,329
Excise tax	177	741	432	—	9
Net income (loss)	$(26,569)	$50,389	$146,242	$32,229	$21,320

Net income (loss) per common share - basic and diluted	$(0.56)	$1.40	$4.03	$1.15	$1.82

Weighted average number of common shares outstanding - basic and diluted	47,469	36,105	36,262	28,129	11,724

Dividends declared per common share	$0.90	$0.90	$0.90	$0.90	$0.90

American Capital Mortgage Investment Corp.
May 3, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Interest income (loss):
Agency securities	$40,183	$39,144	$37,311	$30,321	$15,306
Non-agency securities and other	11,384	10,624	7,044	4,374	1,296
Interest expense	(8,036)	(8,288)	(7,329)	(4,786)	(1,664)
Net interest income	43,531	41,480	37,026	29,909	14,938
Net interest income on non-agency securities underlying Linked Transactions	—	—	—	—	708
Realized loss on periodic settlements of interest rate swaps, net	(7,734)	(6,747)	(6,855)	(3,815)	(1,041)
Adjusted net interest income	35,797	34,733	30,171	26,094	14,605
Operating expenses	(6,221)	(4,514)	(4,360)	(3,665)	(2,117)
Net spread income	$29,576	$30,219	$25,811	$22,429	$12,488

Weighted average number of common shares outstanding - basic and diluted	47,469	36,105	36,262	28,129	11,724

Net spread income per common share – basic and diluted	$0.62	$0.84	$0.71	$0.80	$1.07

American Capital Mortgage Investment Corp.
May 3, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Net income (loss)	$(26,569)	$50,389	$146,242	$32,229	$21,320
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	78,840	41,538	(95,477)	(65,511)	(4,006)
Non-agency securities	(30,478)	(29,804)	(33,118)	1,023	(2,411)
Non-agency securities underlying Linked Transactions	—	—	—	—	(2,676)
Derivatives and other securities	15,251	(5,631)	3,118	54,397	6,785
Premium amortization, net	1,864	297	4,104	3,206	(265)
Realized (gains) losses	(1,360)	(2,404)	22,846	(441)	(486)
Excise tax and other	206	750	373	19	24
Total book to tax difference	64,323	4,746	(98,154)	(7,307)	(3,035)
Estimated taxable income	$37,754	$55,135	$48,088	$24,922	$18,285

Weighted average number of common shares outstanding - basic and diluted	47,469	36,105	36,262	28,129	11,724

Net estimated taxable income per common share – basic and diluted	$0.80	$1.53	$1.33	$0.89	$1.56

American Capital Mortgage Investment Corp.
May 3, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS*
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Ending agency securities, at fair value	$6,535,598	$6,367,042	$6,337,238	$5,778,210	$3,844,747
Ending agency securities, at cost	$6,477,165	$6,229,770	$6,158,427	$5,694,876	$3,826,924
Ending agency securities, at par	$6,117,534	$5,904,666	$5,856,319	$5,435,087	$3,674,668
Average agency securities, at cost	$6,012,033	$5,841,326	$6,011,801	$4,475,694	$1,967,996
Average agency securities, at par	$5,692,708	$5,542,727	$5,726,255	$4,286,028	$1,872,616

Ending non-agency securities, at fair value (1)	$727,351	$681,403	$552,787	$337,645	$180,786
Ending non-agency securities, at cost (1)	$632,178	$616,707	$517,896	$335,872	$177,992
Ending non-agency securities, at par (1)	$1,050,021	$1,045,891	$879,042	$559,468	$286,229
Average non-agency securities, at cost (1)	$618,957	$605,956	$399,704	$235,875	$107,491
Average non-agency securities, at par (1)	$1,040,534	$1,026,030	$664,628	$386,021	$182,900

Net long TBA position - as of period end, at fair value	$4,490,697	NM	NM	NM	NM
Average TBA dollar roll position, at cost	$746,793	NM	NM	NM	NM

Average total assets, at fair value	$8,222,549	$7,334,654	$7,527,346	$5,196,997	$2,269,192
Average repurchase agreements (1)	$5,832,005	$5,894,642	$5,834,747	$4,211,603	$1,894,945
Average stockholders' equity	$1,180,931	$915,085	$851,093	$652,091	$279,490

Average coupon (2)	3.17%	3.23%	3.32%	3.42%	3.64%
Average asset yield (2)	3.11%	3.08%	2.76%	2.94%	3.36%
Average cost of funds (3)	1.10%	1.01%	0.96%	0.82%	0.61%
Average net interest rate spread	2.01%	2.07%	1.80%	2.12%	2.75%
Average net interest rate spread, including estimated TBA dollar roll income (4)	2.27%	NM	NM	NM	NM
Average actual CPR for agency securities held during the period	6.3%	6.5%	6.7%	4.7%	5.7%
Average projected life CPR for agency securities as of period end	8.3%	9.3%	12.7%	9.5%	7.3%

Leverage- average during the period (5)	4.9x	6.4x	6.9x	6.5x	6.8x
Leverage- average during the period, including average TBA dollar roll position	5.6x	NM	NM	NM	NM
Leverage- as of period end (6)	4.3x	6.7x	6.6x	6.8x	7.6x
Leverage- as of period end, including net TBA position	7.4x	NM	NM	NM	NM

Expenses % of average total assets	0.3%	0.2%	0.2%	0.3%	0.4%

American Capital Mortgage Investment Corp.
May 3, 2013

Expenses % of average stockholders' equity	2.1%	2.0%	2.0%	2.3%	3.0%
Net book value per common share as of period end	$24.25	$25.74	$25.21	$22.08	$21.78
Dividends declared per common share	$0.90	$0.90	$0.90	$0.90	$0.90
Net return on average stockholders' equity	(9.1)%	21.8%	68.2%	19.8%	30.6%
————————

*	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
NM = Not meaningful. Prior to the first quarter of 2013, the Company's net TBA position consisted of short TBAs used for hedging purposes.

(1)
If the Company purchases investment securities and finances the purchase with a repurchase agreement with the same counterparty that is entered into simultaneously or in contemplation of the purchase, the purchase commitment and repurchase agreement are recorded net for GAAP purposes on the financial statements as a derivative (“Linked Transaction”). As of March 31, 2013 and December 31, 2012, the Company had no Linked Transactions.

(2)	Weighted average coupon and asset yields include securities classified as Linked Transactions on the consolidated balance sheet.

(3)	Weighted average cost of funds includes interest expense on repurchase agreements underlying Linked Transactions and periodic settlements of interest rate swaps.

(4)
Estimated TBA dollar roll income is net of short TBAs used for hedging purposes. Dollar roll income excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

(5)
Leverage during the period was calculated by dividing the Company's daily weighted average repurchase agreements (including those related to Linked Transactions), for the period by the Company's average month-ended stockholders' equity for the period.

(6)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's repurchase agreements, the amount outstanding under repurchase agreements recorded as Linked Transactions and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on May 6, 2013 at 10:00 am ET. The call can be accessed through a live webcast, free of charge, at www.MTGE.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q1 2013 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on May 6, 2013.  In addition, there will be a phone recording available from 12:00 pm ET May 6, 2013 until 9:00 am ET May 20, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10027710.

For further information or questions, please contact our Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust formed in 2011 that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL

American Capital Mortgage Investment Corp.
May 3, 2013

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $21.2 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately a $13 billion market capitalization and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately a $1.5 billion market capitalization. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

GAAP interest income does not include interest earned on non-agency securities underlying our Linked Transactions, and GAAP interest expense does not include either interest related to repurchase agreements underlying our Linked Transactions, or periodic settlements associated with undesignated interest rate swaps. Interest income and expense related to Linked Transactions is reported within unrealized loss and net interest income on linked transactions, net and periodic interest settlements associated with undesignated interest rate swaps are reported in realized gain (loss) on periodic settlements of interest rate swaps on our consolidated statement of operations. As we believe that these items are beneficial to the understanding of our investment performance, we provide a non-GAAP measure called adjusted net interest income, which is comprised of net interest income plus the net interest income related to Linked Transactions, less net periodic settlements of interest rates swaps. Additionally, we present net spread income as a measure of our operating performance. Net spread income is comprised of adjusted net interest income, less total operating expenses. Net spread

American Capital Mortgage Investment Corp.
May 3, 2013

income excludes all unrealized gains or losses due to changes in fair value, realized gains or losses on sales of securities, realized losses associated with derivative instruments and income taxes.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) temporary differences for unrealized gains and losses on derivative instruments and investment securities recognized in current income for GAAP but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums and discounts paid on investments, and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, taxable income can include certain estimated information and is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.

The Company also believes that providing investors with our net spread income, estimated taxable income and certain financial metrics derived from such non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are incomplete measures of the Company's financial performance and involve differences from net income computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, our presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.